Exhibit 10.8

AGREEMENT

THIS AGREEMENT MADE AND ENTERED INTO as of this 1st day of January, 2016 (the “Effective Date”), by and between FOREST CITY EMPLOYER, LLC, of Terminal Tower, 50 Public Square, Suite 1100, Cleveland, Ohio 44113-2267, hereinafter referred to as “Company”, and ROBERT G. O’BRIEN, hereinafter referred to as “Employee”.

WHEREAS, the Company desires to grant to the Employee a benefit to his Estate upon his death, and

NOW THEREFORE, it is agreed that in consideration of the Employee working for the Company, it is agreed that:

1.    The Agreement between Employee and Forest City Enterprises, Inc. dated May 31, 1999 shall terminate effective immediately prior to the Effective Date and this Agreement shall become effective as of the Effective Date.

2.    In consideration of his employment, if the Employee dies while in the employ of the Company, the Company agrees to pay to the beneficiaries of the Employee as stipulated in his Will, or designated by written notice to the Company from the Employee during his lifetime, or designated by operation of law if the Employee dies intestate, an amount equal to one hundred percent (100%) of the salary paid to the Employee for the last calendar year prior to the death, for a period of five (5) years following the decease of said Employee; said sum to be payable in quarterly installments to said beneficiaries of said deceased Employee.

[Signatures on the following page]

The parties hereto have signed this Agreement as of the 18th day of November, 2015, to be effective as of the 1st day of January, 2016.

FOREST CITY EMPLOYER, LLC

/s/ DAVID J. LARUE
By: David J. LaRue
Its: President and Chief Executive Officer

ACCEPTED AND AGREED

/s/ ROBERT G. O’BRIEN
ROBERT G. O’BRIEN, Employee

GUARANTEE

In order to induce Employee to enter into the foregoing Agreement, Forest City Realty Trust, Inc. hereby unconditionally and irrevocably guarantees to Employee and Employee’s estate and legal representatives that it will cause the Company to perform each and all of its obligations under this Agreement in accordance with the terms hereof. This guarantee of performance is a principal obligation of the undersigned and shall continue in full force and effect notwithstanding any amendments or modifications to this Agreement.

FOREST CITY REALTY TRUST, INC.

/s/ DAVID J. LARUE
By: David J. LaRue
Its: President and Chief Executive Officer